Exhibit 99.1
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@dennardlascar.com Anne Pearson/ apearson@dennardlascar.com Dennard ▪ Lascar Associates, LLC 713-529-6600

FOR IMMEDIATE RELEASE

COPANO ENERGY MAINTAINS QUARTERLY CASH DISTRIBUTION

HOUSTON, Texas, April 11, 2013 – Copano Energy, L.L.C. (NASDAQ: CPNO) announced today a cash distribution for the first quarter of 2013 of $0.575 per unit, or $2.30 per unit on an annualized basis, for all of its outstanding common units. This distribution will be payable on April 26, 2013, to holders of record of common units at the close of business on April 22, 2013.

Pursuant to Copano’s merger agreement with Kinder Morgan, Copano is obligated not to increase its quarterly distribution above $0.575 per unit for as long as the merger agreement remains in effect.  Copano and Kinder Morgan currently expect to complete the merger in May 2013, subject to receipt of Copano’s unitholder approval and other customary closing conditions.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  Please note that 100% of Copano’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Copano’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable.  Nominees, and not Copano, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

About Copano Energy, L.L.C.
Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Texas, Oklahoma and Wyoming. For more information, please visit www.copano.com.

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This news release includes “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable. Important factors that could cause actual results to differ materially from those in forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control: the volatility of prices and market demand for natural gas, crude oil, condensate and NGLs, and for products derived from these commodities; Copano’s ability to continue to connect new sources of natural gas, crude oil and condensate, and the NGL content of new gas supplies; the ability of key producers to continue to drill and successfully complete and connect new natural gas and condensate volumes and such producers’ performance under their contracts with Copano; Copano’s ability to attract and retain key customers and contract with new customers, and such customers’ performance under their contracts with Copano; Copano’s ability to access or construct new pipeline capacity, gas processing and NGL fractionation and transportation capacity; the availability of local, intrastate and interstate transportation systems, trucks and other facilities and services for condensate, natural gas and NGLs; Copano’s ability (and the ability of its third-party service providers) to meet in-service dates, cost expectations and operating performance standards for construction projects; Copano’s ability to successfully integrate any acquired asset or operations; Copano’s ability to access its revolving credit facility and to obtain additional financing on acceptable terms; the effectiveness of Copano’s hedging program; general economic conditions; force majeure events such as the loss of a market or facility downtime; the effects of government regulations and policies; Copano’s ability to complete its proposed merger with Kinder Morgan; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the Securities and Exchange Commission. Copano does not undertake to update any forward-looking statement except as provided by law.

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